Exhibit 99.1

              Hexcel Reports 2007 Second Quarter Results


    STAMFORD, Conn.--(BUSINESS WIRE)--July 23, 2007--Hexcel
Corporation (NYSE: HXL):

    Second Quarter 2007 Highlights

    -- Sales from continuing operations of $289.8 million up $15.8 million or 5.8% year-on-year (3.0% in constant currency)

    -- Commercial Aerospace sales of $154.7 million up 8.9% from the second quarter 2006 of $142.0 million (7.4% in constant currency)

    -- Net income from continuing operations during the quarter of $17.5 million, or $0.18 per diluted share

    Results have been reclassified to reflect the U.S. electronics, ballistics and general industrial reinforcement product lines ("EBGI") as discontinued operations.

    Hexcel Corporation (NYSE: HXL) today reported results for the second quarter of 2007. Net sales from continuing operations in the quarter were $289.8 million, 5.8% higher than the $274.0 million reported for the second quarter of 2006. Related operating income for the second quarter was $34.0 million compared to $33.9 million for the same period last year. Net income from continuing operations for the second quarter of 2007 was $17.5 million, or $0.18 per diluted share, compared to $18.0 million in 2006. Net loss from discontinued operations was $8.7 million, or $0.09 per diluted share including an after-tax charge of $9.7 million for previously disclosed legal matters. Discontinued operations consist of the assets of the U.S. electronics, ballistics and general industrial reinforcement product lines ("EBGI"), which we have entered into a definitive agreement to sell to JPS Industries.

    Chief Executive Officer Comments

    Mr. Berges commented, "The second quarter saw a continuation of the first quarter sales pattern for the commercial aerospace market. Because of the A380 delay, Airbus sales were again down significantly from a year ago, but strong demand from all other major customers resulted in the almost 9% overall growth in our commercial aerospace sales. Start-up, training and qualification efforts combined with some unplanned maintenance outages put some pressure on our margins but we still met our guidance targets and expect better year-on-year margin expansion for the remainder of 2007."

    "The ramp up of new B787 and A380 programs layered on top of increasing aircraft build rates should provide opportunity for good volume leverage next year. Longer term we are encouraged by the continued strength in wind turbine and aircraft orders, especially the new composite intensive A350 XWB. With the divestiture of non-core assets nearly completed, our sharper focus should allow us to capitalize on these market trends as well as emerging applications for advanced composite materials."

    Markets

    Commercial Aerospace

    -- Commercial aerospace sales grew for the quarter by 8.9% (7.4% in constant currency). The growth was driven by strong sales to Boeing, to manufacturers of engines and nacelles and to regional aircraft producers. Sales to these customers were up over 25% year-on-year for the second quarter in a row.

    -- Sales to Airbus were again down double digits for the quarter due to the A380 delay. Although we currently don't expect A380 demand to begin to recover until 2008, comparisons for the second half of 2007 to the second half of 2006 become easier as the A380 delays were evident in those quarters as well.

    -- Hexcel remains focused on the product development and selection requirements related to the new Boeing 787, Boeing 747-8 and Airbus A350 programs. Our efforts are evident in higher levels of research and technology expenses which are directly related to on-going qualification efforts for those new programs.

    Industrial

    -- Industrial sales were essentially flat for the quarter (down 5.0% in constant currency) against a particularly strong quarter last year. Q2 2006 sales were over 10% higher than any other quarter in 2006. Sales of applications for the wind energy market saw growth in the mid-teens in constant currency, but were offset by a weak performance in the recreation and other industrial markets.

    -- Wind energy growth was in line with our guidance, however, if not for component supply issues at our customers the growth would have been even stronger. Global demand remains strong and we expect to add capacity in China next year to support regional growth.

    -- Sales for recreation applications were lower than in the comparable quarter of 2006 principally in the area of winter recreational products, particularly in Europe due to the warm winter season. Other industrial sales were lower than last year as we continue to refine our focus on selected customers and applications.

    Space & Defense

    -- Space & Defense sales for the quarter were up 5.3% over last year (3.0% in constant currency), which combined with an exceptionally strong first quarter bring the year to date growth to 10.9%, in line with our guidance. Demand from military fixed wing and rotor craft applications remains solid, but the timing of orders in this market remains difficult to predict.

    Operations

    -- Aerospace qualification processes are underway in a number of locations including our new carbon fiber precursor line in Decatur, AL; a new prepreg facility in Stade, Germany; the new carbon fiber line in Salt Lake City, UT; and for prepreg products transferred as part of the Livermore, CA closure. We have also begun the training of newly hired Spanish employees in Salt Lake City to assure a timely start-up of our new fiber line in the Madrid area early next year.

    -- Gross margins declined slightly to 24.3% in the quarter compared to 24.6% in the second quarter of 2006. Unplanned equipment outages resulted in higher maintenance, labor and freight costs.

    -- SG&A expenditures in the quarter of $27.4 million were $1.5 million higher than the second quarter of 2006. Significant contributors to this increase include the impact of exchange rates and costs incurred related to personnel transitions.

    -- R&T spending increased $1.1 million in the quarter compared to the second quarter of 2006 reflecting expenditures related to new product development and qualification efforts for new aircraft programs. Most of the increase was within our Engineered Products operating segment as a result of certification testing on Boeing 787 components made from our new HexMC(R) system.

    -- Operating income for the quarter, excluding business consolidation and restructuring expense, was $34.5 million or 11.9% of sales, in line with our guidance for the year. (see Table F).

    -- Reclassified results from continuing operations for 2006 by quarter have been posted to the investor news section of Hexcel's web site.

    Discontinued Operations

    -- As previously disclosed, during the second quarter Hexcel entered into a definitive agreement to sell EBGI to JPS Industries for $62.5 million plus up to $12.5 million of additional payments dependent upon future sales of the Ballistics product line. The additional payments will be recorded as income when earned.

    -- The transaction is anticipated to close in the third quarter, at which time we expect to record an after-tax loss of approximately $2 - $3 million. We have concluded that the transaction satisfies the accounting considerations necessary for EBGI to be classified as "assets held for sale" and have reported EBGI as "discontinued operations" in our financial statements.

    -- Sales for EBGI during the quarter were $45.7 million, or 28.4% higher than the second quarter of 2006. The growth was driven by a 60% increase in ballistic sales.

    -- During the quarter, Hexcel established an after-tax reserve of $9.7 million in connection with the anticipated settlement of claims relating to the previously disclosed investigation by the U.S. Department of Justice into the use of allegedly defective Zylon fiber in ballistic vests purchased under U.S. government funded programs. While Hexcel admits no wrongdoing, we believe it serves us best to settle the U.S. claims to avoid the distraction, costs and uncertainties of potential litigation. The charge is included in the loss from discontinued operations.

    Income Taxes

    -- The Company's effective income tax rate for the second quarter 2007 was 42.5%, as compared to 39.2% for the second quarter of 2006. The increase was primarily due to tax reserves for exposures which have been accounted for in accordance with FIN
        48. It is expected that FIN 48 will increase the volatility of the effective tax rate.

    Total Debt, Net of Cash

    -- Total debt, net of cash of $367.9 million as of June 30, 2007 decreased by $20.2 million from $388.1 million as of March 31, 2007.

    -- Inventories as of June 30, 2007 were substantially unchanged compared to March 31, 2007, while cash used for the increase in inventories since December 31, 2006 is about $14 million. The growth in inventories since year end has been driven by a number of factors, including tooling to mold finished parts using the new HexMC(R) materials for the Boeing 787, increases in aircraft production and normal seasonality. Despite these requirements for additional inventory, Hexcel continues to seek opportunities to improve its inventory turnover.

    Guidance

    -- Our prior guidance for 2007 was issued in December 2006 and included the EBGI business. As a result of the expected divestiture of the business in the third quarter, we have updated our guidance for the year.

    -- We had expected total sales to increase 5 - 10% for the year assuming comparable exchange rates to 2006. We now expect we will be in the upper end of that range as stronger than expected commercial aerospace growth will be partially offset by lower than expected growth in recreation and other industrial sales.

    -- We still expect gross margins for the year of 23 - 24% and operating margin before restructuring expense of 11 - 12% despite increased spending for new program development and qualifications, as well as start up costs for new production capacity.

    Hexcel will host a conference call at 10:00 a.m. ET, tomorrow, July 24, 2007 to discuss the second quarter results and respond to questions. The telephone number for the conference call is (913) 981-4910 and the confirmation code is 3041582. The call will be simultaneously hosted on Hexcel's web site at www.hexcel.com/investors/index.html. Replays of the call will be available on the web site for approximately three days.

    Hexcel Corporation is a leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance structural materials, including carbon fibers, reinforcements, prepregs, honeycomb, matrix systems, adhesives and composite structures, used in commercial aerospace, space and defense and industrial applications.

    Disclaimer on Forward Looking Statements

    This press release contains statements that are forward looking, including statements relating to anticipated trends in constant currency for the market segments we serve (including growth in commercial aerospace revenues, the estimates and expectations based on aircraft production rates made publicly available by Boeing and Airbus, the revenues we may generate from a aircraft model or program, the impact of delays in new aircraft programs, the outlook for space & defense revenues including rotorcraft applications and the trend in wind, recreation and other industrial applications), our focus on maintaining and improving margins and the scope and timing of potential divestitures and implementing a final settlement with the DOJ in the Zylon matter. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, conditions in the financial markets and changes in currency exchange rates. Additional risk factors are described in our filings with the SEC. We do not undertake an obligation to update our forward-looking statements to reflect future events.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
----------------------------------------------------------------------

                                                Unaudited
                                   -----------------------------------
                                     Quarter Ended    Six Months Ended
                                        June 30,          June 30,
(In millions, except per share
 data)                               2007     2006      2007    2006
----------------------------------------------------------------------
Net sales                          $ 289.8  $  274.0  $ 572.4 $ 534.3
Cost of sales                        219.4     206.5    430.5   402.2
----------------------------------------------------------------------

 Gross margin                         70.4      67.5    141.9   132.1
    % Gross margin                    24.3%     24.6%    24.8%   24.7%

Selling, general and administrative
 expenses                             27.4      25.9     58.4    54.0
Research and technology expenses       8.5       7.4     18.0    14.9
Business consolidation and
 restructuring expenses                0.5       0.3      1.6     1.2
----------------------------------------------------------------------

 Operating income                     34.0      33.9     63.9    62.0

Interest expense, net                  6.0       6.1     11.7    12.8
Non-operating expense (a)               --        --      0.4      --
----------------------------------------------------------------------

 Income from continuing operations
  before income taxes, equity in
  earnings and discontinued
  operations                          28.0      27.8     51.8    49.2
Provision for income taxes            11.9      10.9     21.9    19.4
----------------------------------------------------------------------

 Income from continuing operations
  before equity in earnings and
  discontinued operations             16.1      16.9     29.9    29.8
Equity in earnings of affiliated
 companies                             1.4       1.1      2.4     2.2
----------------------------------------------------------------------

 Net income from continuing
  operations                          17.5      18.0     32.3    32.0
(Loss) income from discontinued
 operations, net of tax (b)           (8.7)     (0.4)    (6.8)    0.1
Gain on sale of discontinued
 operations, net of tax                 --        --      6.8      --
----------------------------------------------------------------------
 Net income                        $   8.8  $   17.6  $  32.3 $  32.1
----------------------------------------------------------------------

Basic net income (loss) per common
 share:

 Continuing operations             $  0.18  $   0.19  $  0.34 $  0.34
 Discontinued operations             (0.09)       --       --      --
                                    -------- --------  ------- -------
 Net income per common share       $  0.09  $   0.19  $  0.34 $  0.34
Diluted net income (loss) per
 common share:

 Continuing operations             $  0.18  $   0.19  $  0.33 $  0.34
 Discontinued operations             (0.09)       --       --      --
                                    -------- --------  ------- -------
 Net income per common share       $  0.09  $   0.19  $  0.33 $  0.34
Weighted-average common shares:

 Basic                                94.4      93.4     94.4    93.2
 Diluted                              96.3      95.5     96.3    95.4
----------------------------------------------------------------------

(a) Non-operating expense is the accelerated amortization of deferred financing costs as a result of prepayments of the Company's bank term loan with the net proceeds from asset sales.
(b) Included in the three- and six-month periods ended June 30, 2007 is an after-tax charge of $9.7 million related to the establishment of a reserve for previously disclosed litigation.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                                                   Unaudited
                                         -----------------------------
(In millions, except per share data)        June     March    December
                                            30,       31,       31,
                                           2007      2007      2006
----------------------------------------------------------------------
Assets
Current assets:
Cash and cash equivalents                $   36.0  $   33.5  $   25.7
Accounts receivable, net                    192.0     188.4     169.8
Inventories, net                            166.7     166.0     150.8
Prepaid expenses and other current assets    32.1      29.1      36.1
Assets of discontinued operations            35.7      37.8      43.4
----------------------------------------------------------------------
Total current assets                        462.5     454.8     425.8

Property, plant and equipment               783.7     748.9     750.3
Less accumulated depreciation              (404.9)   (394.9)   (403.8)
----------------------------------------------------------------------
Net property, plant and equipment           378.8     354.0     346.5

Goodwill and other intangible assets, net    58.9      58.5      58.5
Investments in affiliated companies          15.7      14.2      11.1
Deferred tax assets                          96.4     103.1     101.5
Other assets                                 17.1      20.8      22.3
Assets of discontinued operations            38.2      40.3      47.2
----------------------------------------------------------------------
Total assets                             $1,067.6  $1,045.7  $1,012.9
----------------------------------------------------------------------

Liabilities and Stockholders' Equity
Current liabilities:
Notes payable and current maturities of
 capital lease obligations               $    2.0  $    2.2  $    2.5
Accounts payable                            100.6      86.6      96.0
Accrued liabilities                         121.8     109.4     105.6
Liabilities of discontinued operations        8.4      13.1      15.2
----------------------------------------------------------------------
Total current liabilities                   232.8     211.3     219.3

Long-term notes payable and capital lease
 obligations                                401.9     419.4     409.8
Other non-current liabilities                82.4      82.0      80.8
Liabilities of discontinued operations         --        --       1.4
----------------------------------------------------------------------
Total liabilities                           717.1     712.7     711.3

Stockholders' equity:
Preferred stock, no par value, 20.0
 shares authorized, no shares issued or
 outstanding                                   --        --        --
Common stock, $0.01 par value, 200.0
 shares authorized, 96.4 shares issued at
 June 30, 2007, 96.0 shares issued at
 March 31, 2007 and 95.4 shares issued at
 December 31, 2006                            1.0       1.0       1.0
Additional paid-in capital                  495.8     489.3     479.3
Accumulated deficit                        (126.5)   (135.2)   (157.1)
Accumulated other comprehensive income
 (loss)                                       1.8      (0.6)     (1.8)
----------------------------------------------------------------------
                                            372.1     354.5     321.4
Less - Treasury stock, at cost, 1.8
 shares at June 30, 2007, 1.8 at March
 31, 2007 and 1.7 shares at December 31,
 2006                                       (21.6)    (21.5)    (19.8)
----------------------------------------------------------------------
Total stockholders' equity                  350.5     333.0     301.6
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                  $1,067.6  $1,045.7  $1,012.9
----------------------------------------------------------------------


Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
----------------------------------------------------------------------
                                                         Unaudited
                                                     -----------------
                                                       Year to Date
                                                           Ended
                                                         June 30,
(In millions)                                          2007    2006
----------------------------------------------------------------------

Cash flows from operating activities
  Net income                                         $   32.3 $  32.1
  Loss (income) from discontinued operations, net of
   tax                                                     --    (0.1)
                                                      -------- -------
Net income from continuing operations                    32.3    32.0

Reconciliation to net cash provided by (used for)
 operating activities:
  Depreciation and amortization                          19.6    18.5
  Amortization of debt discount and deferred
   financing costs                                        0.9     0.9
  Deferred income taxes                                  14.6    11.5
  Business consolidation and restructuring expenses       1.6     1.2
  Business consolidation and restructuring payments      (8.6)   (1.5)
  Equity in earnings of affiliated companies             (2.4)   (2.2)
  Dividends from affiliated companies                      --     1.3
  Share-based compensation                                6.7     5.3
  Loss on early retirement of debt                        0.4      --

Changes in assets and liabilities:
  Increase in accounts receivable                       (19.6)  (31.0)
  Increase in inventories                               (14.2)   (4.6)
  Decrease in prepaid expenses and other current
   assets                                                 0.3     0.5
  Increase in accounts payable/accrued liabilities       (0.8)   (1.6)
  Changes in other non-current assets and long-term
   liabilities                                           (3.7)  (10.9)
----------------------------------------------------------------------
 Net cash provided by operating activities               27.1    19.4
----------------------------------------------------------------------

Cash flows from investing activities
 Capital expenditures and deposits for property
  purchases                                             (46.1)  (50.4)
 Proceeds from sale of discontinued operations           25.0      --
 Investment in affiliated companies                      (2.1)     --
----------------------------------------------------------------------
 Net cash used for investing activities                 (23.2)  (50.4)
----------------------------------------------------------------------

Cash flows from financing activities
 Proceeds from senior secured credit facility -
  revolver, net                                          28.0     6.6
 Repayments of senior secured credit facility - term
  B loan                                                (36.2)   (0.5)
 Proceeds from (repayments of) capital lease
  obligations and other debt, net                        (0.2)    1.3
 Activity under stock plans                               7.6    10.4
----------------------------------------------------------------------
 Net cash provided by (used for) financing activities    (0.8)   17.8
----------------------------------------------------------------------
Net cash provided by operating activities,
 discontinued operations                                  7.9     2.0
Net cash used for investing activities, discontinued
 operations                                              (1.6)   (0.2)
Effect of exchange rate changes on cash and cash
 equivalents                                              0.9    (0.8)
----------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents     10.3   (12.2)
Cash and cash equivalents at beginning of period         25.7    21.0
----------------------------------------------------------------------
Cash and cash equivalents at end of period           $   36.0 $   8.8
----------------------------------------------------------------------

Supplemental Data:
  Cash interest paid                                 $   13.7 $  13.6
  Cash taxes paid                                    $    9.1 $   4.7
----------------------------------------------------------------------


Hexcel Corporation and Subsidiaries
Net Sales to Third-Party Customers by Market Segment
                                                                Table
Quarters Ended June 30, 2007 and 2006            (Unaudited)       A
----------------------------------------------------------------------
(In millions)                As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                   FX
                                        B/(W)    Effect         B/(W)
Market Segment            2007    2006     %       (b)    2006    %
----------------------------------------------------------------------
 Commercial Aerospace   $ 154.7 $ 142.0    8.9  $   2.0 $ 144.0    7.4
 Industrial                75.9    75.8    0.1      4.1    79.9  (5.0)
 Space & Defense           59.2    56.2    5.3      1.3    57.5    3.0
----------------------------------------------------------------------
Consolidated Total      $ 289.8 $ 274.0    5.8  $   7.4 $ 281.4    3.0
----------------------------------------------------------------------
Consolidated % of Net
 Sales                     %       %                       %
----------------------------------------------------------------------
 Commercial Aerospace      53.4    51.8                    51.2
 Industrial                26.2    27.7                    28.4
 Space & Defense           20.4    20.5                    20.4
----------------------------------------------------------------------
Consolidated Total        100.0   100.0                   100.0
----------------------------------------------------------------------

                                                                Table
Six Months Ended June 30, 2007 and 2006         (Unaudited)        B
----------------------------------------------------------------------
(In millions)                As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                  FX
                                       B/(W)    Effect          B/(W)
Market Segment            2007    2006    %       (b)    2006     %
----------------------------------------------------------------------
 Commercial Aerospace    $298.7 $ 278.5   7.3  $    4.9 $283.4     5.4
 Industrial               150.0   144.3   4.0       8.6  152.9   (1.9)
 Space & Defense          123.7   111.5  10.9       2.2  113.7     8.8
----------------------------------------------------------------------
Consolidated Total       $572.4 $ 534.3   7.1  $   15.7 $550.0     4.1
----------------------------------------------------------------------
Consolidated % of Net
 Sales                      %      %                       %
----------------------------------------------------------------------
 Commercial Aerospace      52.2    52.1                   51.5
 Industrial                26.2    27.0                   27.8
 Space & Defense           21.6    20.9                   20.7
----------------------------------------------------------------------
Consolidated Total        100.0   100.0                  100.0
----------------------------------------------------------------------

(a) To assist in the interpretation of our net sales trend, total net sales and sales by market for the quarter ended June 30, 2006 have been estimated using the same U.S. dollar, British pound and Euro exchange rates as applied for the respective period in 2007 and are referred to as "constant currency" sales.
(b) FX effect is the estimated impact on "as reported" net sales due to changes in foreign currency exchange rates.


Hexcel Corporation and Subsidiaries
Segment Information                             (Unaudited)   Table C
----------------------------------------------------------------------
Second Quarter 2007
----------------------------------------------------------------------
                       Composite   Engineered  Corporate &
(In millions)          Materials    Products    Other (a)      Total
----------------------------------------------------------------------
Net sales to external
 customers            $    231.9  $     57.9  $         --   $  289.8
Intersegment sales           8.4         0.9          (9.3)        --
----------------------------------------------------------------------
 Total sales               240.3        58.8          (9.3)     289.8
Operating income
 (loss)                     38.2         5.1          (9.3)      34.0
 % Operating margin         15.9%        8.6%                    11.7%
Depreciation and
 amortization                8.9         1.0            --        9.9
Business consolidation
 and restructuring
 expenses                   (0.2)        0.7            --        0.5
Stock-based
 compensation expense        0.9         0.2           0.8        1.9
Capital expenditures
 and deposits (b)           29.0         0.8           0.7       30.5
----------------------------------------------------------------------
Second Quarter 2006
----------------------------------------------------------------------
Net sales to external
 customers            $    227.2  $     46.8  $         --   $  274.0
Intersegment sales           7.3         0.3          (7.6)        --
----------------------------------------------------------------------
 Total sales               234.5        47.1          (7.6)     274.0
Operating income
 (loss)                     36.4         6.1          (8.6)      33.9
 % Operating margin         15.5%       13.0%                    12.4%
Depreciation and
 amortization                8.4         0.8           0.1        9.3
Business consolidation
 and restructuring
 expenses                    0.2         0.1            --        0.3
Stock-based
 compensation expense        0.6         0.1           1.6        2.3
Capital expenditures
 and deposits (b)           24.7         0.9           0.6       26.2
----------------------------------------------------------------------
First Six Months 2007
----------------------------------------------------------------------
Net sales to external
 customers            $    462.1  $    110.3  $         --   $  572.4
Intersegment sales          18.3         1.7         (20.0)        --
----------------------------------------------------------------------
 Total sales               480.4       112.0         (20.0)     572.4
Operating income
 (loss)                     75.1        10.0         (21.2)      63.9
 % Operating margin         15.6%        8.9%                    11.2%
Depreciation and
 amortization               17.6         1.9           0.1       19.6
Business consolidation
 and restructuring
 expenses                    1.2         0.4            --        1.6
Stock-based
 compensation expense        2.5         0.5           3.7        6.7
Capital expenditures
 and deposits (b)           43.3         1.3           1.5       46.1
----------------------------------------------------------------------
First Six Months 2006
----------------------------------------------------------------------
Net sales to external
 customers            $    440.8  $     93.5  $         --   $  534.3
Intersegment sales          14.4         0.2         (14.6)        --
----------------------------------------------------------------------
 Total sales               455.2        93.7         (14.6)     534.3
Operating income
 (loss)                     69.4        11.6         (19.0)      62.0
 % Operating margin         15.2%       12.4%                    11.6%
Depreciation and
 amortization               16.7         1.7           0.1       18.5
Business consolidation
 and restructuring
 expenses                    1.2         0.1          (0.1)       1.2
Stock-based
 compensation expense        1.7         0.3           3.3        5.3
Capital expenditures
 and deposits (b)           47.5         1.1           1.8       50.4
----------------------------------------------------------------------
(a) We do not allocate corporate expenses to the operating segments.
(b) Includes deposits for capital purchases.


Hexcel Corporation and Subsidiaries                            Table D

Schedule of Net Income from Continuing Operations Per Common Share
----------------------------------------------------------------------
                                                  Unaudited
                                       -------------------------------
                                       Quarter Ended  Six Months Ended
                                          June 30,        June 30,
(In millions, except per share data)    2007   2006    2007    2006
----------------------------------------------------------------------

Basic net income from continuing
 operations per common share:
Net income from continuing operations  $  17.5 $ 18.0 $  32.3 $   32.0
Weighted average common shares
 outstanding                              94.4   93.4    94.4     93.2

Basic net income from continuing
 operations per common share (a)       $  0.18 $ 0.19 $  0.34 $   0.34
----------------------------------------------------------------------

Diluted net income from continuing
 operations per common share:
Net income from continuing operations  $  17.5 $ 18.0 $  32.3 $   32.0
Weighted average common shares
 outstanding - Basic                      94.4   93.4    94.4     93.2

Plus incremental shares from assumed
 conversions:
 Restricted stock units                    0.3    0.3     0.4      0.3
 Stock Options                             1.6    1.8     1.5      1.9
----------------------------------------------------------------------
Weighted average common shares
 outstanding-Dilutive                     96.3   95.5    96.3     95.4
----------------------------------------------------------------------

Diluted net income from continuing
 operations per common share (b)       $  0.18 $ 0.19 $  0.33 $   0.34
----------------------------------------------------------------------

(a) Excludes basic net loss per common share from discontinued operations of $(0.09) and $0.00 for the three- and six-month periods ended June 30, 2007, respectively.
(b) Excludes diluted net loss per common share from discontinued operations of $(0.09) and $0.00 for the three- and six-month periods ended June 30, 2007, respectively.


Hexcel Corporation and                                         Table E
 Subsidiaries
Schedule of Interest Expense
----------------------------------------------------------------------
                                              Unaudited
                                --------------------------------------
                                  Quarter Ended    Six Months Ended
                                     June 30,           June 30,
(In millions)                    2007     2006      2007      2006
----------------------------------------------------------------------

Interest on debt instruments    $   5.5  $   6.1   $  11.0  $    12.5
Capitalized interest (a)           (0.4)    (0.7)     (1.1)      (1.2)
Banking, commitment and other
 fees (b)                           0.4      0.2       0.9        0.6
Amortization of financing costs
 and discounts (non-cash)           0.5      0.5       0.9        0.9
----------------------------------------------------------------------
Interest Expense                $   6.0  $   6.1   $  11.7  $    12.8
----------------------------------------------------------------------

(a) Interest expense capitalized in connection with our carbon fiber expansion program.
(b) Includes interest expense of $0.3 million and $0.5 million related to uncertain tax positions for the three- and six-month periods ended June 30, 2007, respectively.


Hexcel Corporation and Subsidiaries
Reconciliation of GAAP and Non-GAAP Measures                   Table F
----------------------------------------------------------------------
                                                  Unaudited
                                       -------------------------------
                                       Quarter Ended  Six Months Ended
                                          June 30,        June 30,
(In millions)                            2007    2006     2007   2006
----------------------------------------------------------------------

GAAP operating income                  $   34.0 $ 33.9  $  63.9 $ 62.0
- Business Consolidation &
 Restructuring Expense                      0.5    0.3      1.6    1.2
- Secondary offering transaction costs       --     --       --    1.2
----------------------------------------------------------------------
Non-GAAP Operating Income              $   34.5 $ 34.2  $  65.5 $ 64.4
----------------------------------------------------------------------
Includes:
- Stock Compensation Expense           $    1.9 $  2.3  $   6.7 $  5.3
----------------------------------------------------------------------

    Management believes that operating income and net income before special items, which are non-GAAP measurements, are meaningful to investors because they provide a view of Hexcel with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of Hexcel's overall operating results in the periods presented. In addition, management believes that total debt, net of cash, which is also a non-GAAP measure, is an important measure of Hexcel's liquidity. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.


Hexcel Corporation
Schedule of Total Debt, Net of Cash                           Table G
----------------------------------------------------------------------
                                                     Unaudited
                                             -------------------------
                                               June    March  December
                                               30,     31,      31,
(In millions)                                 2007     2007    2006
----------------------------------------------------------------------

Notes payable and current maturities of
 capital lease obligations                   $   2.0  $   2.2 $   2.5
Long-term notes payable and capital lease
 obligations                                   401.9    419.4   409.8
----------------------------------------------------------------------
Total Debt                                     403.9    421.6   412.3
Less: Cash and cash equivalents                (36.0)   (33.5)  (25.7)
----------------------------------------------------------------------
Total debt, net of cash                      $ 367.9  $ 388.1 $ 386.6
----------------------------------------------------------------------

    CONTACT: Hexcel Corporation
             Investors:
             Wayne Pensky, 203-969-0666 ext. 439
             wayne.pensky@hexcel.com
             or
             Media:
             Michael Bacal, 203-969-0666 ext. 426
             michael.bacal@hexcel.com